EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors of
Alion Science and Technology Corporation:
We consent to the incorporation by reference in Registration Statement No. 333-114935 on Form S-8 of our report dated March 27, 2007, relating to the statement of net assets available for benefit as of September 30, 2006 and the statement of changes in net assets available for benefit for the year then ended of the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan, appearing in this Annual Report on Form 11-K of Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan for the year ended September 30, 2006.
/s/ DELOITTE & TOUCHE LLP
McLean, Virginia
March 27, 2007

EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors of
Alion Science and Technology Corporation:
We consent to the incorporation by reference in the registration statement (No. 333-114935) on Form S-8 of Alion Science and Technology Corporation of our report dated March 24, 2006, relating to the statement of net assets available for benefits of the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan as of September 30, 2005, and the related statement of changes in net assets available for benefits for the year then ended, which report appears in the September 30, 2006 annual report on Form 11-K of the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.
/s/ KPMG LLP

Chicago, Illinois
March 27, 2007